Exhibit 99.1

Enhabit Reports Fourth Quarter Results and Issues Full-Year 2024 Guidance
Company to host a conference call tomorrow, March 7, 2024, at 10 A.M. EST
DALLAS, TX – March 6, 2024 – Enhabit, Inc. (NYSE: EHAB), a leading home health and hospice care provider, today reported its results of operations for the fourth quarter ended December 31, 2023.
“Persistent focus on our Company’s strategies drove our positive fourth quarter results,” said Enhabit’s President and Chief Executive Officer Barb Jacobsmeyer. “Payor innovation success, including the finalization of another new national contract, continued success with our people strategy and strong performance in our quality outcomes are but a few of our high points for the end of 2023 and our start to 2024. We are excited about our future and our ability to meet the growing demand for home health and hospice services.”

SUMMARY PERFORMANCE - CONSOLIDATED
•Net service revenue of $260.6 million
•Net loss attributable to Enhabit, Inc. of $6.4 million
•Adjusted EBITDA of $25.2 million
•Loss per share of $0.13
•Adjusted earnings per share of $0.06
RECENT COMPANY HIGHLIGHTS
•Strong growth in home health Medicare Advantage admissions with non-episodic admissions up 34.2% driving total admission growth of 3.9% year over year

•Continued payor innovation progress with 11 new Medicare Advantage agreements negotiated during the fourth quarter
◦Added one new national advanced episodic agreement effective January 1, 2024
◦25% of non-episodic visits now in payor innovation contracts at improved rates
•Home health cost per visit flat year over year
•30-day hospitalization readmission rate in home health 20.5% better than national average
•Sequential growth in hospice average daily census
•Hospice cost per day decreased to $76 after stabilizing at $77 for the prior three quarters.

•53.2% better than the national average for hospice patient visits in the last days of life
•Continued success in recruitment and retention with a 21.5% increase in full-time nursing candidate pool year over year resulting in 119 net new full-time home health nursing hires in the fourth quarter
•Opened one home health and one hospice de novo location in the fourth quarter
FINANCIAL RESULTS
Consolidated

($ in millions, except per share data)	Q4				'23 vs. '22
	2023		2022
Home health net service revenue	$209.5		$215.8		(2.9)%
Hospice net service revenue	51.1		47.4		7.8%
Total net service revenue	$260.6		$263.2		(1.0)%

	% of Revenue		% of Revenue
Cost of services	51.2%	$133.5	50.6%	$133.3	0.2%
Gross margin	48.8%	127.1	49.4%	129.9	(2.2)%
General and administrative expenses	38.9%	101.4	38.0%	100.0	1.4%
Total operating expenses	90.1%	$234.9	88.6%	$233.3	0.7%
Other income	—		0.9
Net income attributable to noncontrolling interests	0.5		0.5
Adjusted EBITDA	$25.2		$30.3		(16.8)%
Adjusted EBITDA margin	9.7%		11.5%
Impairment of goodwill	$—		$(109.0)		N/A
Net loss attributable to Enhabit, Inc.	$(6.4)		$(95.2)		93.3%
Reported diluted EPS	$(0.13)		$(1.91)		93.2%
Adjusted EPS	$0.06		$0.17		(64.7)%
The continued shift to more non-episodic admissions in home health impacted consolidated revenue and Adjusted EBITDA by approximately $8 million, net of the impact from improved pricing of payor innovation contracts.

SEGMENT RESULTS
Home Health

($ in millions)	Q4		'23 vs. '22
	2023	2022
Net service revenue	$209.5	$215.8	(2.9)%
Cost of services	109.4	109.0	0.4%
Gross margin	47.8%	49.5%
General and administrative expenses	$59.3	$60.0	(1.2)%
Other income	$—	$(0.9)	(100.0)%
Equity earnings / noncontrolling interest	$0.5	$0.5	—%
Adjusted EBITDA	$40.3	$47.2	(14.6)%
% Adj. EBITDA margin	19.2%	21.9%
Operational metrics (Actual Amounts)
Starts of care
Episodic admissions	31,243	34,572	(9.6)%
Non-episodic admissions	20,764	15,476	34.2%
Total admissions	52,007	50,048	3.9%
Same-store total admissions growth			3.2%
Episodic recertifications	22,849	25,279	(9.6)%
Non-episodic recertifications	9,179	7,104	29.2%
Total recertifications	32,028	32,383	(1.1)%
Same-store total recertifications growth			(1.7)%
Total starts of care	84,035	82,431	1.9%
Completed episodes	54,108	60,250	(10.2)%
Revenue per episode	$2,924	$2,958	(1.1)%
Visits per episode	14.3	14.3	—%
Total visits	1,162,385	1,159,420	0.3%
Non-episodic visits	387,055	297,350	30.2%
Cost per visit	$92	$92	—%
The year-over-year decrease in revenue and Adjusted EBITDA was due primarily to the continued payor mix shift to more non-episodic admissions (approximately $8 million).
Non-episodic admissions grew 34.2% in the quarter, driving total admission growth of 3.9% year over year. Revenue per episode decreased year over year primarily due to patient mix. Cost per visit remained flat year over year as the reduction in nursing contract labor offset the impact of merit and market increases.

Hospice

($ in millions)	Q4		'23 vs. '22
	2023	2022
Net service revenue	$51.1	$47.4	7.8%
Cost of services	24.0	24.3	(1.2)%
Gross margin	53.0%	48.7%
General and administrative expenses	$15.4	$17.5	(12.0)%
Equity earnings / noncontrolling interest	$—	$—
Adjusted EBITDA	$11.7	$5.6	108.9%
% Adj. EBITDA margin	22.9%	11.8%
Operational metrics (Actual Amounts)
Total admissions	2,872	2,915	(1.5)%
Same-store total admissions growth			(3.8)%
Patient days	315,870	330,102	(4.3)%
Discharged average length of stay	102	110	(7.3)%
Average daily census	3,433	3,588	(4.3)%
Revenue per day	$162	$144	12.5%
Cost per day	$76	$74	2.7%
Net service revenue increased year over year primarily due to an increase in revenue per day. Revenue per day increased primarily due to changes in our estimated recoverability of net service revenue and increased Medicare reimbursement rates.

Adjusted EBITDA increased year over year primarily due to increased revenue per day and a reduction in general and administrative expenses. Cost per day increased year over year primarily due to increased labor costs resulting from the implementation of the new case management staffing model, including costs associated with dedicated on-call and triage nurses. General and administrative expenses decreased year over year primarily due to reduced headcount at hospice branch locations resulting from implementation of the case management staffing model.
GUIDANCE
The Company is providing full-year 2024 guidance as follows:

Full-year 2024	Guidance
Net Service Revenue	between $1,076 and $1,102 million
Adjusted EBITDA	between $98 and $110 million
Adjusted EPS	between $0.12 and $0.43
For additional considerations regarding the Company’s 2024 guidance ranges, see the supplemental information posted on the Company’s website at http://investors.ehab.com.
CONFERENCE CALL INFORMATION
The Company will host an investor conference call at 10 A.M. EST on March 7, 2024, to discuss its results for the fourth quarter of 2023. To access the live call by phone, dial toll-free (888) 660-6150 or international (929) 203-0843; the conference ID is 5248158. A simultaneous webcast of the call, along with supplemental information, may be accessed by visiting https://events.q4inc.com/attendee/272381846. Following the call, a replay will be available at Enhabit’s investor website.

ABOUT ENHABIT HOME HEALTH & HOSPICE
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit’s team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 255 home health locations and 110 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.
OTHER INFORMATION
Note regarding presentation and reconciliation of non-GAAP financial measures
The financial data contained in this press release and supplemental information includes non-GAAP
(generally accepted accounting principles (GAAP)) financial measures as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EPS and Adjusted free cash flow. See “Reconciliations of Non-GAAP Financial Measures” for reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Such non-GAAP financial measures exclude significant components in understanding and assessing financial performance and should therefore not be considered superior to, as a substitute for or alternative to the GAAP financial measures presented in this press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

The Company is unable to reconcile the guidance for Adjusted EBITDA and Adjusted EPS to their corresponding GAAP measures without unreasonable effort due to the inherent difficulty in predicting, with reasonable certainty, the future impact of items that are outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Accordingly, the Company relies on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K. Such items include, but are not limited to, gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims);
and items related to corporate and facility restructurings. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Note regarding presentation of same-store comparisons
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
	(In Millions, Except Per Share Data)
Net service revenue	$260.6	$263.2	$1,046.3	$1,071.1
Cost of service, excluding depreciation and amortization	133.5	133.3	535.6	525.6
General and administrative expenses	114.5	104.6	441.6	414.9
Depreciation and amortization	7.7	8.3	30.9	33.0
Impairment of goodwill	—	109.0	85.8	109.0
Operating income (loss)	4.9	(92.0)	(47.6)	(11.4)
Interest expense and amortization of debt discounts and fees	12.3	8.7	43.0	15.0
Other income	—	(0.9)	(0.2)	(0.9)
Loss before income taxes and noncontrolling interests	(7.4)	(99.8)	(90.4)	(25.5)
Income tax (benefit) expense	(1.5)	(5.1)	(11.4)	12.8
Net loss	(5.9)	(94.7)	(79.0)	(38.3)
Less: Net income attributable to noncontrolling interests	0.5	0.5	1.5	2.1
Net loss attributable to Enhabit, Inc.	$(6.4)	$(95.2)	$(80.5)	$(40.4)

Weighted average common shares outstanding:
Basic	50.0	49.7	49.9	49.7
Diluted	50.0	49.8	49.9	49.7

Loss per common share:
Basic loss per share attributable to Enhabit, Inc. common stockholders	$(0.13)	$(1.92)	$(1.61)	$(0.81)
Diluted loss per share attributable to Enhabit, Inc. common stockholders	$(0.13)	$(1.91)	$(1.61)	$(0.81)

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2023	December 31, 2022
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$27.4	$22.9
Restricted cash	2.4	4.3
Accounts receivable, net of allowances	164.7	149.6
Income tax receivable	3.0	11.4
Prepaid expenses and other current assets	12.6	23.6
Total current assets	210.1	211.8
Property and equipment, net	19.0	20.4
Operating lease right-of-use assets	57.5	42.0
Goodwill	1,061.7	1,144.8
Intangible assets, net	80.0	102.6
Other long-term assets	5.3	5.2
Total assets	$1,433.6	$1,526.8
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$22.5	$23.1
Current portion of operating lease liabilities	11.8	14.0
Accounts payable	7.6	3.8
Accrued payroll	38.5	35.5
Refunds due patients and other third-party payors	8.2	8.3
Accrued medical insurance	8.4	7.5
Other current liabilities	40.7	40.7
Total current liabilities	137.7	132.9
Long-term debt, net of current portion	530.1	560.0
Long-term operating lease liabilities, net of current portion	45.7	28.1
Deferred income tax liabilities	17.1	28.6
Other long-term liabilities	1.3	1.9
	731.9	751.5
Commitments and contingencies
Redeemable noncontrolling interests	5.0	5.2
Stockholders’ equity:
Total Enhabit, Inc. stockholders’ equity	669.7	741.7
Noncontrolling interests	27.0	28.4
Total stockholders’ equity	696.7	770.1
Total liabilities and stockholders’ equity	$1,433.6	$1,526.8

Enhabit, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2023	2022
	($ in millions)
Cash flows from operating activities:
Net loss	$(79.0)	$(38.3)
Adjustments to reconcile net loss to net cash provided by operating activities—
Depreciation and amortization	30.9	33.0
Amortization of debt related costs	2.1	0.6
Impairment of goodwill	85.8	109.0
Stock-based compensation	8.9	9.2
Deferred tax benefit	(11.6)	(4.3)
Other, net	(0.4)	0.1
Changes in assets and liabilities, net of acquisitions —
Accounts receivable, net of allowances	(14.6)	21.6
Prepaid expenses and other assets	19.1	(27.5)
Accounts payable	3.8	0.2
Accrued payroll	3.0	(31.0)
Other liabilities	0.4	7.5
Net cash provided by operating activities	48.4	80.1
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(2.8)	(36.3)
Purchases of property and equipment, including capitalized software costs	(3.5)	(7.1)
Other	1.0	1.1
Net cash used in investing activities	(5.3)	(42.3)
Cash flows from financing activities:
Principal borrowings on term loan	—	400.0
Principal payments on debt	(20.0)	(10.0)
Borrowings on revolving credit facility	—	190.0
Payments on revolving credit facility	(10.0)	—
Principal payments under finance lease obligations	(3.4)	(5.0)
Debt issuance costs	(3.2)	(4.7)
Distributions paid to noncontrolling interests of consolidated affiliates	(3.2)	—
Contributions from Encompass	—	59.8
Distributions to Encompass	—	(654.9)
Contributions from noncontrolling interests of consolidated affiliates	—	7.4
Other	(0.7)	(1.2)
Net cash used in financing activities	(40.5)	(18.6)
Increase in cash, cash equivalents, and restricted cash	2.6	19.2
Cash, cash equivalents, and restricted cash at beginning of year	27.2	8.0
Cash, cash equivalents, and restricted cash at end of year	$29.8	$27.2

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Diluted Earnings Per Share to
Adjusted Earnings Per Share

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Diluted earnings per share, as reported	$(0.13)	$(1.91)	$(1.61)	$(0.81)
Adjustments, net of tax:
Impairment of goodwill	—	1.91	1.50	1.91
Unusual or nonrecurring items that are not typical of ongoing operations(1)	0.18	0.05	0.32	0.14
Income tax adjustments(2)	0.01	0.12	0.02	0.12
Adjusted earnings per share(3)	$0.06	$0.17	$0.22	$1.36
(1)    Unusual or nonrecurring items in Q4 2023 include costs associated with nonroutine litigation, the strategic review process and restructuring activities; FY 2023 include costs associated with nonroutine litigation, restructuring activities, one-time standalone transition costs, shareholder activism and the strategic review process; in 2022, these items include one-time standalone transition costs and costs associated with nonroutine litigation.
(2)    Income tax adjustments include revisions to the estimates of tax balances as of the Separation date and the effect of permanent book-tax differences attributable to stock-based compensation.
(3)    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Adjusted EBITDA to
Adjusted Earnings Per Share

	Three Months Ended December 31,
	2023
		Adjustments
	As Reported	Unusual or nonrecurring items that are not typical of ongoing operations	Income Tax Adjustments(3)	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$25.2	$—	$—	$25.2
Interest expense and amortization of debt discounts & fees	(12.3)	—	—	(12.3)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	(11.4)	11.4	—	—
Depreciation and amortization	(7.7)	—	—	(7.7)
Stock-based compensation	(1.7)	—	—	(1.7)
Net (loss) income before income taxes, including noncontrolling interests	(7.9)	11.4	—	3.5
Income tax benefit (expense)	1.5	(2.2)	0.3	(0.4)
Net (loss) income attributable to Enhabit	$(6.4)	$9.2	$0.3	$3.1
Diluted earnings per share(4)	$(0.13)	$0.18	$0.01	$0.06
Diluted shares	50.0			50.0
(1)    Reconciliation to GAAP provided below.
(2)    Unusual or nonrecurring items in Q4 2023 include costs associated with nonroutine litigation, the strategic review process and restructuring activities.
(3)    Income tax adjustments include revisions to the estimates of tax balances as of the Separation date and the effect of permanent book-tax differences attributable to stock-based compensation.
(4)    Diluted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Adjusted EBITDA to
Adjusted Earnings Per Share

	Three Months Ended December 31,
	2022
		Adjustments
	As Reported	Impairment of Goodwill	Unusual or nonrecurring items that are not typical of ongoing operations	Income Tax Adjustments(3)	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$30.3	$—	$—	$—	$30.3
Impairment of goodwill	(109.0)	109.0	—	—	—
Interest expense and amortization of debt discounts & fees	(8.7)	—	—	—	(8.7)
Depreciation and amortization	(8.3)	—	—	—	(8.3)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	(2.5)	—	2.5	—	—
Stock-based compensation	(2.1)	—	—	—	(2.1)
Net (loss) income before income taxes, including noncontrolling interests	(100.3)	109.0	2.5	—	11.2
Income tax benefit (expense)	5.1	(13.7)	(0.6)	6.2	(3.0)
Net (loss) income attributable to Enhabit	$(95.2)	$95.3	$1.9	$6.2	$8.2
Diluted earnings per share(4)	$(1.91)	$1.91	$0.05	$0.12	$0.17
Diluted shares	49.8				49.8
(1)    Reconciliation to GAAP provided below.
(2)    Unusual or nonrecurring items in Q4 2022 include one-time standalone transition costs and costs associated with nonroutine litigation.
(3)    Income tax adjustments include revisions to the estimates of tax balances as of the Separation date and the effect of permanent book-tax differences attributable to stock-based compensation.
(4)    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Adjusted EBITDA to
Adjusted Earnings Per Share

	Year Ended December 31,
	2023
		Adjustments
	As Reported	Impairment of Goodwill	Unusual or nonrecurring items that are not typical of ongoing operations	Income Tax Adjustments(3)	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$97.6	$—	$—	$—	$97.6
Impairment of goodwill	(85.8)	85.8	—	—	—
Interest expense and amortization of debt discounts & fees	(43.0)	—	—	—	(43.0)
Depreciation and amortization	(30.9)	—	—	—	(30.9)
Unusual or nonrecurring items that are not typical of ongoing operations (2)	(21.2)	—	21.2	—	—
Stock-based compensation	(8.9)	—	—	—	(8.9)
Gain on disposal or impairment of assets	0.3	—	—	—	0.3
Net (loss) income before income taxes, including noncontrolling interests	(91.9)	85.8	21.2	—	15.1
Income tax benefit (expense)	11.4	(11.1)	(5.1)	0.9	(3.9)
Net (loss) income attributable to Enhabit	$(80.5)	$74.7	$16.1	$0.9	$11.2
Diluted earnings per share(4)	$(1.61)	$1.50	$0.32	$0.02	$0.22
Diluted shares	49.9				49.9
(1)    Reconciliation to GAAP provided below.
(2)    Unusual or nonrecurring items in 2023 include costs associated with nonroutine litigation, restructuring activities, one-time standalone transition costs, shareholder activism and the strategic review process.
(3)    Income tax adjustments include revisions to the estimates of tax balances as of the Separation date and the effect of permanent book-tax differences attributable to stock-based compensation.
(4)    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Adjusted EBITDA to
Adjusted Earnings Per Share

	Year Ended December 31,
	2022
		Adjustments
	As Reported	Impairment of Goodwill	Unusual or nonrecurring items that are not typical of ongoing operations	Income Tax Adjustments(3)	As Adjusted
	($ in millions, except per share data)
Adjusted EBITDA(1)	$149.3	$—	$—	$—	$149.3
Impairment of goodwill	(109.0)	109.0	—	—	—
Depreciation and amortization	(33.0)	—	—	—	(33.0)
Interest expense and amortization of debt discounts & fees	(15.0)	—	—	—	(15.0)
Unusual or nonrecurring items that are not typical of ongoing operations(2)	(9.5)	—	9.5	—	—
Stock-based compensation	(9.2)	—	—	—	(9.2)
Stock-based compensation included in overhead allocation	(1.1)	—	—	—	(1.1)
Loss on disposal or impairment of assets	(0.1)	—	—	—	(0.1)
Net (loss) income before income taxes, including noncontrolling interests	(27.6)	109.0	9.5	—	90.9
Income tax (expense) benefit	(12.8)	(13.7)	(2.4)	6.2	(22.7)
Net (loss) income attributable to Enhabit	$(40.4)	$95.3	$7.1	$6.2	$68.2
Diluted earnings per share(4)	$(0.81)	$1.91	$0.14	$0.12	$1.36
Diluted shares	49.7				49.7
(1)    Reconciliation to GAAP provided below.
(2)    Unusual or nonrecurring items in 2022 include one-time standalone transition costs and costs associated with nonroutine litigation.
(3)    Income tax adjustments include revisions to the estimates of tax balances as of the Separation date and the effect of permanent book-tax differences attributable to stock-based compensation.
(4)    Adjusted EPS may not sum due to rounding.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
	($ in millions)
Net loss	$(5.9)	$(94.7)	$(79.0)	$(38.3)
Interest expense	12.3	8.7	43.0	15.0
Unusual or nonrecurring items that are not typical of ongoing operations(1)	11.4	2.5	21.2	9.5
Depreciation and amortization	7.7	8.3	30.9	33.0
Stock-based compensation	1.7	2.1	8.9	9.2
Income tax (benefit) expense	(1.5)	(5.1)	(11.4)	12.8
Net income attributable to noncontrolling interests	(0.5)	(0.5)	(1.5)	(2.1)
Impairment of goodwill	—	109.0	85.8	109.0
(Gain) loss on disposal or impairment of assets	—	—	(0.3)	0.1
Stock-based compensation included in overhead allocation	—	—	—	1.1
Adjusted EBITDA	$25.2	$30.3	$97.6	$149.3
(1)    Unusual or nonrecurring items in Q4 2023 include costs associated with nonroutine litigation, the strategic review process and restructuring activities; FY 2023 include costs associated with nonroutine litigation, restructuring activities, one-time standalone transition costs, shareholder activism and the strategic review process; in 2022, these items include one-time standalone transition costs and costs associated with nonroutine litigation.
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
	($ in millions)
Net cash provided by operating activities	$2.8	$4.1	$48.4	$80.1
Unusual or nonrecurring items not typical of ongoing operations(1)	11.4	2.5	21.2	9.5
Interest expense excluding amortization of debt discounts and fees	11.2	8.7	40.9	15.0
Change in assets and liabilities, excluding derivative instruments	3.1	19.2	(11.9)	29.2
Current portion of income tax (benefit) expense	(3.0)	(3.3)	0.2	17.1
Net income attributable to noncontrolling interests in continuing operations	(0.5)	(0.5)	(1.5)	(2.1)
Other	0.2	(0.4)	0.3	(0.6)
Stock-based compensation included in overhead allocation	—	—	—	1.1
Adjusted EBITDA	$25.2	$30.3	$97.6	$149.3
(1)    Unusual or nonrecurring items in Q4 2023 include costs associated with nonroutine litigation, the strategic review process and restructuring activities; FY 2023 include costs associated with nonroutine litigation, restructuring activities, one-time standalone transition costs, shareholder activism and the strategic review process; in 2022, these items include one-time standalone transition costs and costs associated with nonroutine litigation.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to
Adjusted Free Cash Flow

	Three Months Ended December 31,		For the Year Ended December 31,
	($ in millions)
	2023	2022	2023	2022
Net cash provided by operating activities	$2.8	$4.1	$48.4	$80.1
Unusual or nonrecurring items not typical of ongoing operations(1)	11.4	2.5	21.2	9.5
Other working capital adjustments, including accrued unusual or nonrecurring items	(2.5)	(0.7)	(4.2)	(0.7)
Distributions paid to noncontrolling interests of consolidated affiliates	(0.7)	(0.3)	(3.2)	(1.2)
Capital expenditures for maintenance	0.2	(1.4)	(3.4)	(4.5)
Stock-based compensation included in overhead allocation	—	—	—	1.1
Adjusted free cash flow	$11.2	$4.2	$58.8	$84.3

(1)    Unusual or nonrecurring items in Q4 2023 include costs associated with nonroutine litigation, the strategic review process and restructuring activities; FY 2023 include costs associated with nonroutine litigation, restructuring activities, one-time standalone transition costs, shareholder activism and the strategic review process; in 2022, these items include one-time standalone transition costs and costs associated with nonroutine litigation.

Enhabit, Inc. and Subsidiaries
Supplemental Information
Reconciliation of Gross Margin to Adjusted EBITDA Margin

	Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022

Gross margin as a percentage of revenue	48.8%	49.4%	48.8%	50.9%
General and administrative expenses	(43.9)%	(39.7)%	(42.2)%	(38.7)%
Unusual or nonrecurring items that are not typical of ongoing operations(1)	4.4%	0.9%	2.0%	0.9%
Stock-based compensation	0.6%	0.8%	0.8%	1.1%
Noncontrolling interests	(0.2)%	(0.2)%	(0.1)%	(0.2)%
Other	—%	0.3%	—%	(0.1)%
Adjusted EBITDA Margin	9.7%	11.5%	9.3%	13.9%
(1)    Unusual or nonrecurring items in Q4 2023 include costs associated with nonroutine litigation, the strategic review process and restructuring activities; FY 2023 include costs associated with nonroutine litigation, restructuring activities, one-time standalone transition costs, shareholder activism and the strategic review process; in 2022, these items include one-time standalone transition costs and costs associated with nonroutine litigation.

FORWARD-LOOKING STATEMENTS
Statements contained in this press release which are not historical facts, such as those relating to future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, are forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995. All such estimates, projections and forward-looking information speak only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Enhabit include, but are not limited to, our ability to execute on our strategic plans; regulatory and other developments impacting the markets for our services; changes in reimbursement rates; general economic conditions; changes in the episodic versus non-episodic mix of our payors, the case mix of our patients, and payment methodologies; our ability to attract and retain key management personnel and health care professionals; potential disruptions or breaches of our or our vendors’, payors’, and other contract counterparties’ information systems; the outcome of litigation; our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures; our ability to successfully integrate technology in our operations; our ability to control costs, particularly labor and employee benefit costs; and factors that affect the timing and options in our strategic review and, following our strategic review, consummating a strategic transaction on attractive terms or at all. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this press release are described in reports filed with the SEC, including our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which are available on the Company’s website at
http://investors.ehab.com.

Investor Relations Contact
Crissy Carlisle
InvestorRelations@ehab.com
469-860-6061

Media Contact
Erin Volbeda
media@ehab.com
972-338-5141